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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Nos. 33-82410; 333-17105; 333-91259) or our report dated March 25, 2000 relating to SpatiaLight, Inc.'s 1999 consolidated financial statements which report appears in Form 10-KSB.



/s/ KPMG LLP
--------------------------
KPMG LLP

San Francisco, California
March 25, 2000